AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AGREEMENT, made this 21 day of July, 1997, by and between C-COR ELECTRONICS, INC., a Pennsylvania Business Corporation with its principal place of business at 60 Decibel Road, State College, Pennsylvania (hereinafter, "Corporation"),

                                      -AND-

                   RICHARD E. PERRY (hereinafter, "Employee").

                                   BACKGROUND

A. Corporation has employed Employee since July 17, 1985, first as President and Chief Executive Officer and then as Chairman, President and Chief Executive Officer and then as Chairman.

B. Corporation and Employee entered into an Amended and Restated Employment Agreement, dated April 1, 1988 for the period commencing on July 17, 1985 and ending on June 30, 1990.

C. Corporation and Employee entered into an Amended and Restated Employment Agreement dated October 27, 1989 for the period commencing on July 17, 1985 and ending on June 30, 1993.

D. Corporation and Employee entered into an Amended and Restated Employment Agreement dated September 4, 1990 to amend the section entitled, Bonus.

E. Corporation and Employee entered into an Amended and Restated Employment Agreement dated April 23, 1991 to further amend the section entitled, Bonus and to extend the term hereof.

F. Corporation and Employee entered into an Amended and Restated Employment Agreement dated April 19, 1994 for the period commencing on July 17, 1985 and ending on October 31, 1997.

G. Corporation and Employee are also parties to a "Change of Control" Employment Agreement dated April 30, 1986 and an Amendment to such Agreement dated June 13, 1986 (together referred to herein as the "Change of Control Agreement"), and an Indemnification Agreement dated October 23, 1986 (the "Indemnification Agreement").

H. Corporation and Employee entered into an Amended and Restated Employment Agreement dated October 16, 1995 for the purpose of modifying the terms of the retirement annuity provided for in Section 2.05 hereof and incorporating herein and amending the terms of the Change of Control Agreement and the Indemnification Agreement.

I. On August 13, 1996, in accordance with Section 1.02 hereof, Corporation notified Employee that Employee would, effective September 13, 1996, no longer serve Corporation as Chief Executive Officer.

J. Corporation and Employee entered into an Amended and Restated Employment Agreement dated November 24, 1996 for the purpose of amending Section 2.01 hereof, concerning salary, Section 2.03 hereof, concerning incentive compensation, and Section 2.04 hereof, concerning stock options.

K. On March 3, 1997, Employee notified Corporation that Employee would, effective immediately, voluntarily reduce his salary under Section 2.01 hereof from $150,000 to $125,000.

L. Corporation and Employee desire to further amend and restate the Employment Agreement between Corporation and Employee for the purpose of amending Section
1.01 hereof, concerning employment and term, amending Section 2. 01 hereof, concerning salary, deleting Section 2.07 hereof, concerning automobile allowance, and deleting Section 2.11 hereof concerning club membership.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

                                   SECTION I.

                            Description of Employment

1.01. Employment and Term. Corporation agrees to employ Employee and Employee agrees to be so employed for a term which initially commenced on July 17, 1985 and which will end on October 31, 2000.

1.02. Capacity. For the period commencing on September 13, 1997 and ending on October 31, 2000, Employee shall serve in the capacity of Chairman of the Board of Directors (if elected to the Board of Directors) and shall perform such other duties as Employee and the Board of Directors shall mutually determine; provided, however, that upon thirty (30) days advance written notice, Employee may, at his option, elect to resign and retire as Chairman of the Board of Directors.

1.03. Time and Efforts. For the period commencing on September 13, 1997 and ending on October 31, 2000, as provided for in Section 1.02 hereof, Employee shall diligently and conscientiously devote his best efforts and such time and attention as may be necessary to the discharge of his duties as Chairman of the Board and of such other duties as may be determined by mutual agreement.

                                   SECTION II.

                                  Compensation

2.01. Salary. During the period of Employee's employment hereunder beginning on September 13, 1997, the Corporation shall pay to Employee a salary at an annual rate of One Hundred Thousand ($100,000.00) Dollars, payable bi-weekly for services rendered.

2.02. Business Expenses. Employee shall be reimbursed by Corporation for all reasonable expenses incurred in carrying out his employment duties or in otherwise promoting the business of Corporation by presenting to the designated officer of Corporation an itemized expense account report with receipts attached.

2.03. Incentive Compensation. Corporation shall include Employee as a participant at the officer level under Corporation's "Profit Incentive Plan". Employee will be entitled to such awards as are declared from time to time by the Board of Directors under the terms of the "Profit Incentive Plan".

2.04. Stock options. As of April 19, 1994, Employee was granted Incentive Stock Options for 25,000 shares of C-COR common stock. Further, on August 13, 1996, Employee was granted Incentive Stock Options for 25,000 shares of C-COR common stock. All such Incentive Stock Options are exercisable at any time (not to exceed ten years after the date of grant), during Employee's employment by Corporation and, following termination of employment, for a period equal to the lesser of five (5) years or the period of time remaining for exercise of the respective options (not to exceed ten years after the date of grant).

2.05 (a) Retirement Annuity. Upon Employee's retirement on October 31, 2000, Corporation shall pay to Employee a retirement annuity in the amount of Fifty Thousand and No/100 ($50,000.00) Dollars per year, payable on July 1 of each year, for the life of Employee. In the event that Employee dies following retirement and is survived by his spouse, Betty Perry, annuity payments in like amount shall continue to be paid each July 1, following Employee's death to Betty Perry for her lifetime. All such annuity payments will cease on Betty Perry's death.

        (b) Pre-retirement Survivor's Annuity. In the event Employee dies prior to his retirement from Corporation and is survived by his spouse, Betty Perry, Corporation shall pay Betty Perry a survivor's annuity in the amount of Fifty Thousand and No/100 ($50,000.00) Dollars per year, payable on July 1 of each year, for Betty Perry's lifetime. All such annuity payments will cease on Betty Perry's death.

        (c) Conditions. Nothing contained in this Section 2.05 and no actions taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Corporation and Employee, or his spouse. Any funds which may be reserved by Corporation to pay for the retirement and survivor's annuity payments provided for herein shall continue for all purposes to be a part of the general funds of Corporation and no person other than Corporation shall by virtue of this Agreement have any right to or interest in such funds. Any bookkeeping reserve accounts for such payments will be maintained by Corporation solely as a convenience in the administration of this Agreement. To the extent that any person acquires a right to receive payments from Corporation under this Section, such right shall be no greater than the rights of any unsecured general creditor of the Corporation. Neither Employee nor his representative shall have any right to commute, sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable and any attempted assignment or transfer by Employee, or his spouse, shall be void and of no effect. Title to and beneficial ownership of any assets, whether cash, investments, life insurance policies or other assets which Corporation may use to fund its obligation hereunder shall at all times remain in Corporation.

        (d) Insurance Policies. Employee understands that Corporation may make application to purchase a life insurance policy or policies on his life, or on the lives of Employee and his spouse in order to fund its obligations under this section, which policy or policies will be owned by Corporation and under which Corporation will be the sole beneficiary. Employee agrees to provide Corporation with such information as it may require in order to make such application and to cooperate fully with Corporation in respect of such application, including the taking of a physical examination if requested to do so. Further, Employee shall use his best efforts to cause his spouse to provide Corporation with such information as it may require in order to make such application and to cooperate fully with Corporation in respect of such application, including the taking of a physical examination if requested to do so. In the event the insurance company to which application is made declines to issue a policy at standard premium rates, Corporation's obligations under this section 2.05 will be void unless Corporation decides otherwise. Similarly, upon Employee's death, if the proceeds of the policy on Employee's life are not paid to Corporation because the information Employee furnished in connection with the application was materially false or Employee's or any other insured's death is caused by suicide within two
(2) years of the date on which any policy on Employee's or Employee's spouse's life was issued, Corporation will be under no obligation to pay the annuity provided for in this Section 2.05.

2.06. Life Insurance Coverage. Corporation will provide to Employee group term life insurance in a face amount equal to three times the Employee's salary. Increases in life insurance coverage will occur at the same time the Employee's salary is increased pursuant to Section 2.01 hereof.

2.07. Financial and Tax Planning Reimbursement. Corporation agrees to reimburse Employee for expenses incurred in his personal financial and tax planning up to an amount not exceeding One Thousand Five Hundred ($1,500.00) Dollars per year during the term of this Agreement.

2.08. Other Benefit Plans. Employee shall also be eligible to participate in Corporation's other fringe benefit plans, including both those plans presently existing and those which may in the future be adopted, in accordance with the terms and provisions of such plans.

2.09. Vacation.  Employee shall be entitled to a reasonable amount of vacation.

2.10. Physical Examination. Corporation agrees to reimburse Employee for the expense of an annual physical examination by a physician selected by Employee.

                                  SECTION III.

                              Intellectual Property

3.01. Disclosure. Employee agrees to promptly and fully disclose to Corporation all inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how and data (hereinafter collectively referred to as "Inventions"), whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others, whether or not during Employee's regular hours of employment and directly or indirectly relating to or capable of being used for the benefit of Corporation's business. Employee agrees, without compensation additional to that provided for in Section II of this Agreement, to assign all rights in and to such inventions to Corporation and to execute, at Corporation's request, appropriate documents effectuating such assignments.

3.02. Maintenance of Records. Employee agrees to maintain accurate and current written records of all such Inventions, in the form of notes, sketches, drawings, or reports which shall be and will remain the property of and available to Corporation at all times.

3.03. Provision of Assistance. Employee agrees, upon Corporation's request, during and after the term of employment set forth herein, to assist Corporation, its attorneys, and nominees at its or their expense in preparing and prosecuting applications for letters patent on Inventions created by him and applications to register copyrights on inventions created by him providing, however, that time actually spent by Employee at such work after termination of employment at Corporation's request, shall be paid for by Corporation at a reasonable rate, and that necessary expenses incurred by Employee in connection with Employee's duties under this paragraph shall be paid by Corporation.

3.04. Previous Inventions. Employee expressly retains an interest in and title to Inventions patented or unpatented which Employee conceived prior to his term of employment with Corporation.

3.05. Term of Obligations. Employee's termination of employment by Corporation under this Agreement shall not affect the obligations imposed on Employee by Paragraphs 3.01, 3.02 and 3.03 and such obligations shall be binding on Employee's heirs, executors and administrators.

                                   SECTION IV.

                       Confidentiality and Noncompetition

4.01. Confidentiality. Employee agrees, during and after his term of employment hereunder, without the prior written consent of Corporation, not to disclose to any person other than Corporation, by publication or otherwise, or use for his own benefit, any confidential information of Corporation or any Inventions, whether conceived in whole or in part by Employee or by others. Employee's duty under this paragraph includes but is not limited to the nondisclosure of trade secrets or confidential information, knowledge or data of Corporation which he may obtain during the course of his employment relating to Corporation's business, technical or otherwise, including but not limited to manufacturing methods, processes, techniques, products, engineering development products, computer programs, customer lists, machines, research, compositions, inventions or discoveries. Employee agrees that upon leaving the employ of Corporation, he will not take with him any original or copy of documents, or records relating to the foregoing matters, without the written consent of Corporation. This Section does not apply to any Inventions described in Section 3.04 above.

4.02. Noncompetition. In consideration of Corporation's agreement to extend the term of Employee's employment, for the duration of his employment by Corporation, and for a period of two (2) years after the termination thereof, Employee agrees:

        (a) Not to, on behalf of himself or any other entity or corporation, directly or indirectly, as an employee, agent, independent contractor, owner, stockholder, partner, officer, director or otherwise, engage in the business of the manufacture or sale of electronic equipment for use in cable television or broadband data transmission systems in North America, Central America and South America, Europe, the Middle East and the Far East, including the Pacific Rim.

        (b) Not to call on or solicit, on behalf of himself or on behalf of any other entity or corporation, any of the customers of Corporation for the purpose of selling or distributing to any of said customers any product or service comparable to or competitive with products or services developed, sold and/or distributed by Corporation or products or services which Corporation may have under development during the period of time Employee was employed by Corporation ("Corporation's Products"); nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity or corporation, solicit, divert or take away any customer of Corporation. For purposes of this Agreement, "customer" shall mean any person, entity or corporation which has purchased Corporation's Products, or has received a price quotation from Corporation for Corporation's Products, at any time within the three (3) year period prior to the date of termination of Employee's employment.

        (c) Not to enter or attempt to enter into an employment or agency relationship with any person who, at the time of such entry (or attempted entry), or at the time of termination of Employee's service with Corporation, was an officer, director, employee, principal or agent of Corporation if, but only if, such employment or agency relationship is with respect to a business in competition with Corporation.

        (d) Not to induce or attempt to induce any person described in subparagraph (c) to leave his or her employment, agency, directorship or office with Corporation to enter into a business in competition with Corporation.

It is understood by and between the parties to this Agreement that the aforesaid covenants set forth in this Section 4.02 are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Corporation would not have agreed to the terms of employment set forth in this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of Employee against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Corporation of such covenants.

In addition to all other legal remedies available to Corporation for enforcement of the covenants of this Section 4.02, the parties agree that Corporation shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach thereof.

The parties to this Agreement agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area of application, or the definition of Corporation's Products in such covenants to be unreasonable, arbitrary or against public policy, then a lesser time period and/or a smaller geographical area and/or a less encompassing definition of Corporation's Products which are determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. The parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of Corporation and believe that the restrictions set forth in this Section 4.02 are reasonable with respect to its subject matter, duration and geographical application.

The provisions of this Section 4.02 may be waived, in part or fully, in writing by Corporation at its option.

These restrictive covenants shall survive the termination of this Agreement.

                                   SECTION V.

                                Change of Control

5.01. Change of Control. The provisions of Sections 5.02 and 5.03 of this Agreement shall become operative upon a change of control of Corporation, as hereinafter defined. For purposes of this Agreement, a "change of control" shall be deemed to have occurred if and when:

        (a) Subsequent to the date of this Agreement, any person or group of persons acting in concert shall have acquired ownership of or the right to vote or to direct the voting of shares of capital stock of Corporation representing thirty (30%) percent or more of the total voting power of Corporation, or

        (b) Corporation shall have merged into or consolidated with another corporation, or merged another corporation into Corporation, on a basis whereby less than fifty (50%) percent of the total voting power of the surviving corporation is represented by shares held by former shareholders of Corporation prior to such merger or consolidation, or

        (c) Corporation shall have sold more than fifty (50%) percent of its assets to another corporation or other entity or person, or

        (d) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Corporation before such transaction cease to constitute a majority of directors of Corporation.

5.02. Termination Within Eighteen (18) Months. In the event that the employment of Employee with Corporation is terminated involuntarily within eighteen (18) months after a change of control occurs:

        (a) Employee shall be entitled to receive an amount of cash equal to the sum of the following amounts:

                 (i) two (2) times his annual  salary as provided for in Section
2.01 hereof at his rate on the date of termination of employment (but not less than two times Employee's annual salary prior to the Change of Control); and

                 (ii) two (2) times Corporation's annual 401(k) retirement plan contribution at the Employee's contribution rate on the termination of his employment (but not less than the amount the Corporation was matching prior to Change of Control) (and subject to applicable limitations of the Internal Revenue Code, which may dictate that such amount shall not be added to the retirement plan but shall be paid in cash).

The sum of these amounts shall be paid in equal monthly installments over a period of twenty-four (24) months, the first such installment to be paid within ten (10) days after Employee's termination of employment.

        (b) Employee shall be entitled to receive an amount of cash equal to two times the amount that would have been awarded to him under the Profit Incentive Plan of the Company, pursuant to the terms of such plan as in effect immediately prior to such change in control and regardless of whether such plan may have been changed thereafter, for the then-current calendar year if such award were based on 100% of his share under said plan for such calendar year. Such amount shall be paid at the same time as awards are paid to other participants in said plan if such plan shall have been continued but in no event later than July 31 of the year following that year in respect of which the award was to have been paid. If no plan is in effect at the time of change of control, a cash payment of $40,200 will be paid to the Employee within 10 days after dismissal by the Company.

        (c) Employee shall continue for a period of twenty-four (24) months from the date of his termination to be covered at the expense of Corporation by the same or equivalent health, dental, accident, life and disability insurance coverages as he was enrolled in immediately prior to termination of his employment; provided, however, that the Employee may elect to be paid in cash within thirty (30) days after termination of his employment an amount equal to Corporation's cost of providing such coverages during such period.

        (d) If on the date of termination of employment, Employee was eligible for a retirement annuity, Employee shall become eligible for the benefits payable under such annuity and such annuity shall be paid to Employee, or, if applicable, Employee's spouse, in the same manner, amounts and intervals as if Employee had, on the date of his termination of employment following a change of control, retired from employment with Corporation.

        (e) All outstanding options held by Employee, both exercisable and nonexercisable, shall be immediately exercisable regardless of the time the option has been held by Employee and shall remain exercisable until their original expiration date, subject to applicable requirements of the Internal Revenue Code.

        (f) Corporation shall continue for a period of twenty-four (24) months to pay Employee's monthly dues and special assessments, if any, of any club of which Employee was a member at the time of termination and of which Corporation was paying such dues and shall permit the Employee to continue to use such membership thereafter, without reimbursement to Corporation of any membership or initiation fees or assessments, so long as Employee wishes to do so on the basis that monthly fees and special assessments will thereafter be paid by him.

        (g) Corporation shall for a period of twenty-four (24) months continue to pay Employee Six Hundred and 00/100 ($600.00) Dollars per month for expenses of operating an automobile owned by Employee.

        (h) Within thirty (30) days after Employee's termination of employment as a result of a change of control, Corporation shall pay to Employee in a lump sum an amount of cash, net of all federal, state and local income taxes, which shall be sufficient to enable Employee to purchase a paid-up annuity issuable by a financially sound and reputable insurance company providing for payment beginning at age sixty-two (62) of a monthly benefit equal to One Thousand and no/100 ($ 1,000.00) Dollars per month for the life of Employee.

5.03 Resignation Within Two Years. In the event the Employee should determine in good faith that his status or responsibilities with Corporation has or have diminished subsequent to a change of control, and shall for that reason resign from his employment with Corporation within two (2) years after such change of control, Employee shall be entitled to receive all of the payments and enjoy all of the benefits specified in Section 5.02 hereof as if Employee's employment by Corporation had terminated on the date of Employee's resignation.

5.04  Agreements  Not  Exclusive.  The specific  agreements  referred to in this
Section V are not intended to exclude Employee's participation in other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board of Directors of Corporation at any time.

5.05 Enforcement Costs. Corporation is aware that upon the occurrence of a change of control the Board of Directors or a shareholder of Corporation may then cause or attempt to cause corporation to refuse to comply with its obligations under this Section V, or may cause or attempt to cause corporation to institute, or may institute, litigation seeking to have this Section V declared unenforceable, or may take, or attempt to take, other action to deny Employee the benefits intended under this Section V. In these circumstances, the purpose of this Section V could be frustrated. It is the intent of Corporation that Employee not be required to incur the expenses associated with the enforcement of his rights under this Section V by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits extended to Employee hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a change of control, it should appear to Employee that Corporation has failed to comply with any of its obligations under this Section V or in the event that Corporation or any other person takes any action to declare this Section V void or unenforceable, or institute any litigation or other legal action designed to deny, diminish or to recover from Employee the benefits intended to be provided to Employee hereunder and that Employee has complied with all reasonable obligations related to Employees employment with Corporation, Corporation irrevocably authorizes Employee from time to time to retain counsel of his choice at the direct expense and liability of Corporation as provided in this Section 5.05 to represent Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against Corporation or any director, officer, shareholder or other person affiliated with Corporation, in any jurisdiction. Not withstanding any existing or prior attorney-client relationship between Corporation and such counsel, Corporation irrevocably consents to Employee entering into an attorney-client relationship with such counsel, and in that connection Corporation and Employee agree that a confidential relationship shall exist between Employee and such counsel. The reasonable fees and expenses of counsel selected from time to time by Employee as hereinabove provided shall be paid or reimbursed to Employee by Corporation on a regular, periodic basis upon presentation by Employee of a statement or statements prepared by such counsel in accordance with its customary practices up to a maximum aggregate amount of $500,000, said amount to be "grossed up" to cover federal and state income taxes. The amount of the gross up shall be calculated in accordance with the following formula: A /(1 - R), where A is the amount of legal fees and R is the combined highest marginal tax rate applicable to Employee in the tax year that the payment is made.

5.06. No Set-Off, Corporation shall not be entitled to set-off against the amount payable to Employee any amounts earned by Employee in other employment after termination of his employment with Corporation, or any amounts which might have been earned by Employee in other employment had he sought other employment. The amounts payable to Employee under this Section V shall not be treated as damages but as severance compensation to which Employee is entitled by reason of termination of his employment in the circumstances contemplated by this Section
V. However, a set-off may be taken by Corporation against the amounts payable to Employee for expenses covering the same or equivalent hospital, medical, accident, and disability insurance coverages as set forth in Section 5.02(c); or for expenses covering monthly dues and special assessments of any club of which Employee was a member at the time of termination and of which Corporation was paying dues as set forth in Section 5.02(f); or for expenses related to monthly automobile allowance as set forth in Section 5.02(g) if such benefits are paid for the Employee by a new employer after Employee's termination of employment by Corporation under Section 5.02 hereof or after Employee's resignation under
Section 5.03 hereof.

5.07. Termination. The provisions of this Section V shall continue during the Term hereof but shall terminate when the employment of Employee with Corporation shall terminate, so long as such termination was not in anticipation of or related to a change of control.

                                   SECTION VI

                     Indemnification for Service as Director

6.01. Indemnity of Employee. In consideration of Employee's service to Corporation as a director of Corporation since October 23, 1986, Corporation hereby agrees to hold harmless and indemnify Employee as a director to the full extent authorized or permitted by the provisions of the Pennsylvania Business Corporation Law (the "State Statute"), or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

6.02. Maintenance of Insurance and Self-Insurance.

        (a) Corporation represents that it presently has in force and effect policies of Directors and Officers Liability Insurance ("D&O Insurance") in insurance companies and amounts as follows (the "Insurance Policies"):

Insurer                               Policy No.              Amount

Federal Insurance Co.                 8133-97-22              $10,000,000

Lexington Insurance Co.               F0089OD95               $ 5,000,000 in
                                                              excess of the
                                                              above $10,000,000

Stonewall Insurance Co.               TDX9823904              $ 5,000,000 in
                                                              excess of the
                                                              above $15,000,000

Subject only to the provisions of Section 6.02(b) hereof, Corporation hereby agrees that, so long as Employee shall continue to serve as a director of Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Employee was a director of Corporation (or served in any of said other capacities), Corporation will purchase and maintain in effect for the benefit of Employee one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

        (b) Corporation shall not be required to maintain said policy or of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

        (c) In the event Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of Section 6.02(a) hereof, Corporation agrees to hold harmless and indemnify Employee to the full extent of the coverage which would otherwise have been provided for the benefit of Employee pursuant to the Insurance Policies.

6.03. Additional Indemnity.  Subject only to the exclusions set forth in Section
6.04 hereof,  Corporation  hereby  further agrees to hold harmless and indemnify
Employee:

        (a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

        (b) Otherwise to the fullest extent as may be provided to Employee by Corporation under the non-exclusivity provisions of Section 7-1 of the By-laws of Corporation and the State Statute.

6.04. Limitations additional Indemnity. No indemnity pursuant to Section 6.03 hereof shall be paid by Corporation:

        (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of $ 1,000 plus the amount of such losses for which Employee is indemnified either pursuant to Sections 6.01 or 6.02 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;

        (b) in respect to remuneration paid to Employee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

        (c) on account of any suit in which judgment is rendered against Employee for an accounting of profits made from the purchase or sale by Employee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

        (d) on account of  Employee's  conduct  which is finally  adjudged  by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct or recklessness;

        (e) if a final decision by a court of competent jurisdiction shall determine that such indemnification is not lawful.

6.05. Continuation of Indemnity. All agreements and obligations of Corporation contained herein shall continue during the period Employee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Employee was a director of Corporation or serving in any other capacity referred to herein.

6.06. Notification and Defense of Claim. Promptly after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against Corporation under this Section VI, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Employee otherwise than under this Section VI. With respect to any such action, suit or proceeding as to which Employee notifies Corporation of the commencement thereof:

        (a) Corporation will be entitled to participate therein at its own expense;

                          and

        (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Employee. After notice from Corporation to Employee of its election so to assume the defense thereof, Corporation will not be liable to Employee under this Section VI for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Employee shall have the right to employ Corporation's counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Employee unless (i) the employment of counsel by Employee has been authorized by Corporation, (ii) Employee shall have reasonably concluded that there may be a conflict of interest between Corporation and Employee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Employee shall have made the conclusion provided for in (ii) above.

        (c)  Corporation  shall not be liable to indemnify  Employee  under this
Section VI for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee with Employee's written consent. Neither Corporation nor Employee will unreasonably withhold its or his consent to any proposed settlement.

6.07. Repayment @f Expenses. Employee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Employee in the event and only to the extent that it shall be ultimately determined that Employee is not entitled to be indemnified by Corporation for such expenses under the provisions of the State Statute, the By-laws of Corporation, this Section VI or otherwise.

6.08. Enforcement.

        (a) Corporation expressly confirms and agrees that it has entered into this Section VI and assumed the obligations imposed on Corporation hereby in order to induce Employee to continue as a director of Corporation, and acknowledges that Employee is relying upon this Section VI in continuing in such capacity.

        (b) In the event Employee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Employee for all of Employee's reasonable fees and expenses in bringing and pursuing such action.

                                  SECTION VII.

                                  Miscellaneous

7.01. Use of Name. Employee agrees to allow Corporation to have his name or picture used by Corporation for advertising or trade purposes during the term of this Agreement.

7.02. Binding Effect. This Agreement shall inure to the benefit of and be binding upon Employee and upon Corporation, their successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Corporation's assets or business or into which Corporation may be consolidated, merged or otherwise combined.

7.03. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

7.04. Legal Construction. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.05. Amendment. No amendment, modification or alteration of the term hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

7.06. Integration. This Agreement constitutes the entire understanding and agreement between C-COR and Employee with regard to the subject matter hereof and supersedes all other agreements and understandings between Corporation and Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound thereby on the day and year first above written.